August 25, 2000



TO:               NORTHBROOK LIFE INSURANCE COMPANY
                  NORTHBROOK, ILLINOIS 60062

FROM:             MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:               FORM N-4 REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933 AND
                  THE INVESTMENT COMPANY ACT OF 1940
                  FILE NOS. 333-35412 and 811-06116

         With reference to the above-mentioned Registration Statement on Form N-4 ("Registration Statement") filed by Northbrook Life Insurance Company (the "Company"), as depositor, and Northbrook Variable Annuity Account II, as registrant, with the Securities and Exchange Commission covering the individual and group Flexible Premium Deferred Variable Annuity Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of August 25, 2000:

         1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of Insurance of the State of Arizona.

         2. The securities registered by the Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectuses constituting a part of the Registration Statement.

                                   Sincerely,

                                  /s/ Michael J. Velotta

                                  Michael J. Velotta
                                  Vice President, Secretary and
                                         General Counsel